As filed with the Securities and Exchange Commission on December 30, 2004

Registration No. 333-84807

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COOPER TIRE & RUBBER COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	34-4297750

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

701 Lima Avenue
Findlay, Ohio 45840
(Address of Principal Executive Offices) (Zip Code)

COOPER TIRE & RUBBER COMPANY
PRE-TAX SAVINGS PLAN AT THE EL DORADO PLANT
(Full Title of the Plan)

James E. Kline, Esq.
Vice President, General Counsel and Secretary
Cooper Tire & Rubber Company
701 Lima Avenue
Findlay, Ohio 45840
(Name and Address of Agent for Service)

(419) 423-1321
(Telephone Number, Including Area Code, of Agent For Service)

This Post-Effective Amendment No. 1 is being filed solely to remove from registration securities that were registered and will not be issued.

This Post-Effective Amendment No. 1 to the Registration Statement shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 464 under the Securities Act of 1933.

Part II

Termination of Registration

     Cooper Tire & Rubber Company (the “Registrant”) filed its Registration Statement No. 333-84807 on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission on August 9, 1999 with respect to the registration of 30,000 of the Company’s Common Shares, $1 par value per share (the “Common Shares”), which were to be issued to employees under the Registrant’s Pre-Tax Savings Plan at the El Dorado Plant (the “Plan”).

     The Company will no longer issue Common Shares under the Plan. Pursuant to the undertaking included in the Registration Statement, this Post-Effective Amendment No. 1 is being filed to remove from registration the Common Shares that have not been issued under the Plan and, accordingly, remain unsold upon termination of the offering pursuant to the Plan.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-84807 on Form S-8 (“Post-Effective Amendment No. 1”) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, State of Ohio, on December 23, 2004.

COOPER TIRE & RUBBER COMPANY
By:	/s/ Philip G. Weaver
Philip G. Weaver, Vice President and Chief
Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been executed by the following persons in the capacities indicated as of December 23, 2004.

Signature	Title
/s/ Thomas A. Dattilo Thomas A. Dattilo	Chairman of the Board, President, Chief Executive Officer and Director (principal executive officer)
* Philip G. Weaver	Vice President and Chief Financial Officer (principal financial officer)
* Eileen B. White	Corporate Controller (principal accounting officer)
* Arthur H. Aronson	Director
/s/ Laurie B. Breininger Laurie B. Breininger	Director
* Dennis J. Gormley	Director

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Signature	Title
/s/ John J. Holland John J. Holland	Director
* John F. Meier	Director
* Byron O. Pond	Director
* John H. Shuey	Director
/s/ Richard L. Wambold Richard L. Wambold	Director

     *Thomas A. Dattilo, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Post-Effective Amendment No. 1 on behalf of the above indicated director thereof (constituting a majority of the directors) pursuant to a power of attorney filed with the Securities and Exchange Commission.

December 23, 2004	By:	/s/ Thomas A. Dattilo
Thomas A. Dattilo, Attorney-in-Fact

     The Pre-Tax Savings Plan at the El Dorado Plant. Pursuant to the requirements of the Securities Act, the plan administrator has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, State of Ohio, on December 23, 2004.

PRE-TAX SAVINGS PLAN AT THE EL DORADO PLANT
By:	/s/ Philip G. Weaver
Philip G. Weaver

By:	/s/ Stephen O. Schroeder
Stephen O. Schroeder

By:	/s/ Charles F. Nagy
Charles F. Nagy
As members of the Pre-Tax Savings Plan Committee

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